Exhibit 99.1

PEMSTAR APPOINTS MAYO CLINIC EXECUTIVE TO BOARD OF DIRECTORS

ROCHESTER, Minn. Wednesday, May 24, 2006 – PEMSTAR Inc. (Nasdaq: PMTR), a leading provider of global engineering, product design, manufacturing and fulfillment services to technology, industrial and medical companies, today announced the appointment of Dr. Claire Bender to the Board of Directors of the Company, effective May 18, 2006, to serve as an independent director. The company also announced the retirement of Mr. Kenneth Hendrickson from its board, as disclosed in its 10-Q filed on February 9, 2006.

Al Berning, Chairman and CEO of PEMSTAR stated, “I wish to extend, on behalf of the Board of Directors, our appreciation for Mr. Hendrickson’s dedication and years of service to PEMSTAR. At the same time, we are pleased to have such a qualified individual, in Dr. Claire Bender, join our board. PEMSTAR has established considerable business momentum with existing and new customers in the semiconductor capital equipment and military/aerospace businesses. As we focus our resources on profitable growth opportunities, the medical segment is a top target for us. Dr. Bender’s credentials and expertise in the medical field will be an invaluable asset to us given the growth potential of the medical segment.”

Claire Bender, MD is the Dean of the Mayo School of Health Sciences, which includes 1,000 students in 35 allied health programs in Rochester, Jacksonville, and Scottsdale and a staff physician at the Mayo Clinic in Rochester Minnesota. She is a native of Nebraska where she received her Bachelors of Science degree from Nebraska Wesleyan University in 1971 and her MD degree from the University of Nebraska Medical Center in 1975. She completed her residency training in diagnostic radiology at the Mayo Clinic and joined the Mayo Clinic in 1980. She is a Professor of Radiology and a Fellow in the American College of Radiology. She is the First Vice-President of the Radiological Society of North America. She served on the Mayo Clinic Rochester Board of Governors from 1994 to 2002. She currently serves on the Charter House Board of Directors.

About PEMSTAR

PEMSTAR Inc. (www.pemstar.com) provides a comprehensive range of engineering, product design, manufacturing and fulfillment services to customers on a global basis through facilities strategically located in North America, Asia and Europe. The company’s service offerings support customers’ needs from product development and design, through manufacturing to worldwide distribution and aftermarket support. PEMSTAR has over one million square feet in 10 locations worldwide.

This press release may contain “forward-looking” statements. These forward-looking statements, including statements made by Mr. Berning, may contain statements of intent, belief or current expectations of PEMSTAR Inc. and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. In addition to factors discussed above, risks and uncertainties that may cause such differences for PEMSTAR include but are not limited to: recession or decline in economic conditions; rumors or threats of war; actual conflicts or trade disruptions; trade disruptions resulting from world health alerts or actual disease outbreaks; changes in demand for electronics manufacturing services; changes in demand by major customers due to cancellations, reductions or delays of orders; shortages or price fluctuations in component parts; difficulties managing expansion and integration of acquired or restructured businesses; increased competition; and other risk factors listed from time to time in PEMSTAR’s Securities and Exchange Commission filings, including but not limited to risks as included in PEMSTAR’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and PEMSTAR’s quarterly reports filed on form 10-Q filed with the SEC.

Contacts:
Greg S. Lea PEMSTAR Inc. Executive Vice President & Chief Financial Officer Phone: 507-292-6941 Email: greg.lea@pemstar.com	David Pasquale The Ruth Group Executive Vice President Phone: 646-536-7006 Email: dpasquale@theruthgroup.com